                                                                      Exhibit 25


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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


New York                                               13-5160382
(State of incorporation                                (I.R.S. employer
if not a U.S. national bank)                           identification no.)

One Wall Street, New York, N.Y.                        10286
(Address of principal executive offices)               (Zip code)





                           IRON MOUNTAIN INCORPORATED
               (Exact name of obligor as specified in its charter)


Delaware                                               04-3107342
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)


                             TABLE OF CO-REGISTRANTS

Arcus Data Security, Inc.                            Delaware                     94-2148675
Arcus Data Security LLC                              Delaware                     04-3462538
Arcus Staffing Resources, Inc.                       Delaware                     94-3229868
Carter Media Management, Inc.                        Kentucky                     61-1311186
Criterion Atlantic Property, Inc.                    Delaware                     04-3102768
Datavault/United States Safe Deposit Company         California                   95-3769759
DSI Technology Escrow Services, Inc.                 Delaware                     77-0154485
HIMSCORP of Cleveland, Inc.                          Delaware                     36-4072100
HIMSCORP of Detroit, Inc.                            Delaware                     36-3994880
HIMSCORP of Houston, Inc.                            Delaware                     36-4072098
HIMSCORP of Los Angeles, Inc.                        Delaware                     36-4027036
HIMSCORP of New Orleans, Inc.                        Delaware                     36-3994882
HIMSCORP of Philadelphia, Inc.                       Delaware                     36-3998771



HIMSCORP of Pittsburgh, Inc.                         Delaware                     36-3994877
HIMSCORP of Portland, Inc.                           Delaware                     91-1826931
HIMSCORP of San Diego, Inc.                          Delaware                     36-4024320
IM-AEI Acquisition Corp.                             Delaware                     33-0486463
IM Billerica, Inc.                                   Massachusetts                04-3373720
Iron Mountain Consulting Services, Inc.              Delaware                     04-3241466
Iron Mountain of Maryland LLC                        Delaware                     52-2140928
Iron Mountain/National Underground Storage, Inc.     Delaware                     25-1016055
Iron Mountain Records Management, Inc.               Delaware                     04-3038590
Iron Mountain Records Management of Michigan,        Delaware                     04-3346223
Inc.
Iron Mountain Records Management of Ohio, Inc.       Delaware                     31-1419399
Iron Mountain Records Management of San              Delaware                     04-3376180
Antonio, Inc.
Iron Mountain Records Management of San              Delaware                     04-3377554
Antonio-FP, Inc.
Iron Mountain Records Management of Utah, Inc.       Delaware                     04-3402733
Iron Mountain Safe Deposit Corporation               Michigan                     04-3402751
Iron Mountain/Safesite, Inc.                         Delaware                     04-3071673
Recordkeepers, Inc.                                  Delaware                     52-1578272




745 Atlantic Avenue
Boston, MA                                             02111
(Address of principal executive offices)               (Zip code)

                             ----------------------

                    8 1/4% Senior Subordinated Notes Due 2011
                       (Title of the indenture securities)


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                                       2

1.      GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
        TRUSTEE:

        (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.


--------------------------------------------------------------------------------
                  Name                                        Address
--------------------------------------------------------------------------------
        Superintendent of Banks of the State of          2 Rector Street, New York,
        New York                                         N.Y.  10006, and Albany, N.Y. 12203

        Federal Reserve Bank of New York                 33 Liberty Plaza, New York,
                                                         N.Y.  10045

        Federal Deposit Insurance Corporation            Washington, D.C.  20429

        New York Clearing House Association              New York, New York   10005



        (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        Yes.

2.      AFFILIATIONS WITH OBLIGOR.

        IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        None.

16.     LIST OF EXHIBITS.

        EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

        1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

        4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

        6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

        7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE



        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6th day of July, 1999.


                                               THE BANK OF NEW YORK



                                               By:  /s/ Iliana A. Arciprete
                                                  ---------------------------
                                                   Name:  Iliana A. Arciprete
                                                   Title: Assistant Treasurer

                                                                       Exhibit 7

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                             DOLLAR AMOUNTS
ASSETS                                                                         IN THOUSANDS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..                          $4,508,742
   Interest-bearing balances...........................                           4,425,071
Securities:
   Held-to-maturity securities.........................                             836,304
   Available-for-sale securities.......................                           4,047,851
Federal funds sold and Securities purchased under
   agreements to resell................................                           1,743,269
Loans and lease financing receivables:
   Loans and leases, net of unearned
     income............................................                           39,349,679
   LESS: Allowance for loan and
     lease losses......................................                             603,025
   LESS: Allocated transfer risk
     reserve...........................................                              15,906
   Loans and leases, net of unearned income,
     allowance, and reserve............................                          38,730,748
Trading Assets.........................................                           1,571,372
Premises and fixed assets (including capitalized
   leases).............................................                             685,674
Other real estate owned................................                              10,331
Investments in unconsolidated subsidiaries and
   associated companies................................                             182,449
Customers' liability to this bank on acceptances
   outstanding.........................................                           1,184,822
Intangible assets......................................                           1,129,636
Other assets...........................................                           2,632,309
                                                                                -----------
Total assets...........................................                         $61,688,578
                                                                                -----------
                                                                                -----------



LIABILITIES
Deposits:
   In domestic offices.................................                         $25,731,036
   Noninterest-bearing.................................                          10,252,589
   Interest-bearing....................................                          15,478,447
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................                          18,756,302
   Noninterest-bearing.................................                             111,386
   Interest-bearing....................................                          18,644,916
Federal funds purchased and Securities sold under
   agreements to repurchase............................                           3,276,362
Demand notes issued to the U.S.Treasury................                             230,671
Trading liabilities....................................                           1,554,493
Other borrowed money:
   With remaining maturity of one year or less.........                           1,154,502
   With remaining maturity of more than one year
     through three years...............................                                 465
   With remaining maturity of more than three years....                              31,080
Bank's liability on acceptances executed and
   outstanding.........................................                           1,185,364
Subordinated notes and debentures......................                           1,308,000
Other liabilities......................................                           2,743,590
                                                                                -----------
Total liabilities......................................                          55,971,865
                                                                                -----------
                                                                                -----------
EQUITY CAPITAL
Common stock...........................................                           1,135,284
Surplus................................................                             764,443
Undivided profits and capital reserves.................                           3,807,697
Net unrealized holding gains (losses) on
   available-for-sale securities.......................                              44,106
Cumulative foreign currency translation adjustments....                         (    34,817)
                                                                                -----------
Total equity capital...................................                           5,716,713
                                                                                -----------
Total liabilities and equity capital...................                         $61,688,578
                                                                                -----------
                                                                                -----------


         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.


                                                    Thomas J. Mastro

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Alan R. Griffith                                                  Directors
Gerald L. Hassell


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